SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TELECONNECT INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            FLORIDA                                       52-2137517
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2
        C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                   2006 STOCK OPTION, SAR AND STOCK BONUS PLAN
--------------------------------------------------------------------------------
                              (Full title of Plan)

                            GUSTAVO GOMEZ, PRESIDENT
                                TELECONNECT INC.
         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2
        C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain
                          Telephone: 011-34-95-202-9400
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                               011.34.95.202.9400
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                          STEPHEN A. ZRENDA, JR., ESQ.
                          STEPHEN A. ZRENDA, JR., P.C.
                              5700 NW 132nd STREET
                       OKLAHOMA CITY, OKLAHOMA 73142-4430
--------------------------------------------------------------------------------
                             Telephone: 405.721.7300

------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE

Title of securities     Amount to be            Proposed Maximum             Proposed Maximum              Amount of
 to be registered       registered(1)     offering price per share(2)     aggregate offering price      registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value      20,000,000 shares              $.10                           $2,000,000                $235.40
------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

                                EXPLANATORY NOTE

      The re-offer Prospectus set forth below and filed as part of this registration statement has been prepared in accordance with the requirements
Part I of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with Section C of the General Instructions to Form S-8. The re-offer Prospectus may be used for re-offerings and re-sales of Common Stock acquired by the selling stockholders listed in the re-offer Prospectus. These selling stockholders are affiliates of Teleconnect, Inc., as defined in
Section 501(b) of Regulation D promulgated under the Securities Act of 1933, as amended.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      GENERAL. The Internal Revenue Code of 1986, as amended (the "Code"), among other things, provides certain tax advantages to persons granted stock options under a qualifying "incentive stock option plan." In order to take advantage of the favorable tax attributes associated with such options, the Company adopted the 2006 Stock Option, SAR and Stock Bonus Plan (the "Plan"). The Board of Directors adopted the Plan, with shareholder approval, which authorized the Company through the Committee that administers the Plan (the "Committee") to also grant non-qualified stock options, incentive stock options (the "Options"), both with and without appreciation rights, SAR's and stock bonuses to directors, officers, employees and consultants of the Company. There are 20,000,000 shares of Common Stock of the Company available for grant to participants designated by the Committee under the Plan. A description of the Plan appears below.

      DESCRIPTION OF THE PLAN. The Board of Directors has determined that in order to attract and retain directors, officers, employees and consultants and to provide additional incentive for directors, officers, employees and consultants, upon whose efforts and judgment the success of the Company is largely dependent, the Plan should be adopted to permit the Committee the right to grant either non-qualified stock options ("Stock Options") with or without stock appreciation rights ("SARs") or incentive stock options ("ISO Options") with or without SARs under the features provided for by the Code, and stock bonuses. The Board believes that the best interest of the Company will be served by the availability of both Stock Option and ISO Options (both with or without SARs).

      THE COMMITTEE. The Plan provides for the granting by the Committee of Options (with or without SARs) and stock bonuses to directors, officers, employees and consultants of the Company. The shares subject to the Plan will be registered at the Company's expense pursuant to the Securities Act of 1933, as amended (the "Act"), and applicable state securities acts, or will be issued by the Company pursuant to exemptions from the registration requirements of the Act and applicable state securities acts. The Plan is administered by the Committee composed of at least one member of the Board of Directors. The Committee administers and interprets the Plan and has authority to grant Options and stock bonuses to all eligible persons and determines at the time the Option is granted the number of shares granted under and the type of each Option or bonus, the purchase price, the option period and whether SARs granted thereunder or at the time of exercise of the Option. Mr. Gustavo Gomez, the Chief Executive Officer and President of the Company, has been appointed as the initial member of the Committee.

      STOCK OPTIONS AND ISO OPTIONS. The Plan provides for the issuance of either Stock Options or ISO Options, both of which may be with or without SARs, to employees and consultants of the Company, including employees who also serve as officers or directors of the Company, at any time prior to midnight May 31, 2010, for the purchase of shares of the Company's Common Stock from the 20,000,000 shares which have been set aside for such purpose. Under the provisions of the Plan, it is intended that the ISO Options granted thereunder will qualify as options granted pursuant to Section 422 of the Code, which will provide certain favorable tax consequences to participants who are granted and elect to exercise such Options. The Committee may grant either Stock Options or ISO Options (both with or without SARs) for such number of shares to eligible participants as the Committee from time to time shall determine and designate. Shares involved in the unexercised portion of any terminated or expired Option may again be subjected to Options, provided that to the extent any Option in whole or in part is surrendered as the result of the exercise of a SAR, the shares subject to the surrendered portion of the Option will no longer be available for use under the Plan.

      The Committee is vested with discretion in determining the terms, restrictions and conditions of each Option. The option price of the Common Stock to be issued under the Plan will be determined by the Committee, provided such price may not be less than the fair market value of the shares on the date of grant, unless the participant owns greater than 10% of the total combined voting power of all classes of capital stock of the Company, in which case the exercise price of ISO Options may not be less than 110% of the fair market value of the Common Stock on the date of the grant and the ISO Options cannot be exercised five years after the grant. The fair market value of a share of the Company's Common Stock will initially be determined by averaging the closing high bid and low asked quotations for such share on the date of grant in the over-the-counter market (NASD Electronic Bulletin Board).

      Options granted under the Plan are exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option; provided, however, that where Options are granted to employee Directors, until such time the Committee is comprised solely of Directors who are not eligible (and within one year prior to the date of reference has not been eligible) to participate in the Plan, the maximum number of shares of Common Stock for which Directors may be granted an Option in any calendar year may not exceed 10% of the aggregate number of shares with respect to which Options may be granted under the Plan. With respect to ISO Options, the aggregate fair market value (determined as of the date the ISO Option is granted) of the stock with respect to which any ISO Option is exercisable for the first time by a participant during any calendar year under the Plan (and under all incentive stock option plans of the Company and its subsidiaries qualified under the Code) shall not exceed $100,000. Upon the exercise of a Stock Option or an ISO Option, the option price must be paid in full, in cash or in Common Stock of the Company or a combination of cash and Common Stock of the Company.

      Stock Options and ISO Options granted under the Plan may not be exercised until three months after the date of the grant and rights under an SAR may not be exercised until three months after SARs are attached to an Option if not attached at the time of the grant, except in the event of death or disability of the participant. Options are exercisable only by participants while actively employed as a director, officer, employee or a consultant by the Company or a subsidiary except in the case of death, retirement or disability. In the case of retirement or disability and to the extent otherwise exercisable, Options may be exercised at any time within three months after the occurrence of retirement or within one year after the occurrence of disability. The personal representative of a deceased participant shall have one year from the date of death (but not beyond the expiration date of the Option) to exercise the exercisable portion of such Option to the extent that it has accrued on the date of death. If a Participant's employment as an employee or a consultant by the Company or its subsidiary terminates for any reason other than death, disability, termination without cause, or retirement, any Option granted to such participant shall immediately terminate. However, a disabled or retired participant or any other participant upon the occurrence of other special circumstances may, with the consent of the Committee, exercise an Option if the disability, retirement or other event causing termination of employment as an employee or a consultant occurred on or after the six-month period following the date of grant, notwithstanding the fact that all installments with respect to such Option had not accrued at such date. If a participant dies or terminates employment as an employee or a consultant with the Company or its subsidiary by disability within the aforesaid six-month waiting period, the Committee may permit the personal representative of such deceased participant or the disabled participant to exercise any portion of an Option previously granted to such deceased or disabled participant. No Option may be exercisable after December 31, 2010. Subject to such conditions, Options will become exercisable by the participants in such amounts and at such times as shall be determined by the Committee in each individual grant. Options are not transferable except by will or by the laws of descent and distribution.

      STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") in connection with either the grant of Stock Options or ISO Options under the Plan may be granted by the Committee and exercised by a participant only at such times that the Committee is comprised of not less than three that are not employees of the Company and have not been participants in any stock benefit plans during the preceding one year. Except in the case of death or disability, a SAR may not be exercised until three months after the date of grant but thereafter may be exercised and will terminate at such time as the Committee determines. SARs are exercisable only upon surrender of part or all of the related Option to which they are attached. SARs also terminate upon termination of the related Option. They may be exercised only by participants while employed as an employee or a consultant by the Company or its subsidiary, under the same terms and conditions as the Stock Options and ISO Options, and like such Options, death, disability, termination without cause, or retirement will provide exceptions. See "Stock Options and ISO Options," above. A participant who terminates employment as an employee or a consultant by reason of disability, retirement or death within the three-month period following the date of grant of a SAR will automatically lose the SAR as well as the related Stock Option or ISO Option. However, a disabled or retired participant, or any other participant upon the occurrence of other special circumstances, may, with the consent of the Committee, exercise a SAR if the disability, retirement or other event causing termination of employment as an employee or a consultant occurred on or after the three-month period following the date of grant notwithstanding the fact that all installments with respect to such SAR had not accrued as of such date. If a participant dies or becomes disabled which causes termination of employment as an employee or a consultant within the aforesaid three-month waiting period, the Committee may permit the personal representative of such deceased participant of the disabled participant to exercise any portion of a SAR previously granted to such deceased or disabled participant. Upon the exercise of a SAR, the holder is entitled (subject to the Committee's approval) to receive the excess of the fair market value of the shares for which the right is exercised over the option price under the related Option.

      The Committee has the authority to determine whether the value of the SAR is paid in cash or shares of Common Stock or both and whether or not the SAR may be exercised by the participant. The Committee may deny the exercise of the SAR, if in the Committee's opinion, the performance by the participant is unsatisfactory or the conduct of the participant has been detrimental to the Company or one of its subsidiaries. The Committee has no authority to deny the exercise of the underlying Stock Option or ISO Option pursuant to the terms of the grant.

      The utilization of SARs will require a charge to the Company's operations for each year for the appreciation of the rights which are anticipated will be exercised. The amount of a charge is dependent upon whether and the extent to which such rights are granted, and the amount, if any, by which the fair market value of the Company's Common Stock exceeds the option price provided for in the related Stock Option or ISO Option. A similar charge will be made for Stock Options without SARs.

      ADJUSTMENTS. The total number of shares of the Company's Common Stock which may be purchased through all classes of Options under the Plan and the number of shares subject to outstanding Options and the related option prices will be adjusted in the cases of changes in capital structure resulting from a stock dividend, recapitalization, stock split, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction, except a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation (except a reorganization which has the effect of changing the Company's place of organization) will cause the Plan and any Option or SAR granted thereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation.

      TERMINATION AND AMENDMENT. The Plan terminates as of midnight on May 31, 2010, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board of Directors. Provided, that no action of the Board of Directors may, without the approval of shareholders, increase the total amount of Common Stock which may be purchased under Options granted under the Plan; withdraw the administration of the Plan from the Committee; amend or alter the option price of Common Stock under the Plan;
change the manner of computing the spread payable by the Company to a participant upon the exercise of a SAR; or amend the Plan in any other manner which would impair the applicability of the exemption afforded by Securities Exchange Act Rule 16b-3 to the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan without the consent of the optionee except as described under "Adjustments" above.

      FEDERAL INCOME TAX CONSEQUENCES. A participant receiving a Stock Option under the Plan will not be in receipt of income under the Code and the applicable Treasury Regulations thereunder, upon the grant of the Option. However, he will realize income at the time the Option is exercised in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of exercise or six months thereafter with respect to a participant subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, unless such participant elects to include such excess in income on the exercise date under
Section 83 of the Code, over the purchase price. The amount of income realized by a participant will be treated as ordinary income, and the Company will be entitled to deduct that same amount. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

      The granting of Stock Options with SARs or ISO Options with SARs will not produce income under the Code and the applicable Treasury Regulations to the participant or and will not result in a tax deduction to the Company. Upon exercise of such rights, any cash a participant receives and the fair market value on the exercise date of any Common Stock received will be taxable to the participant as ordinary income. The amount of income recognized by a participant will be deductible by the Company. The tax basis of any Common Stock received by a participant will be its fair market value on the exercise date.

      Upon the granting of ISO Options, no taxable event will occur to a participant upon such grant or upon the exercise of ISO Options and that the Company will not be entitled to federal income tax deductions as the result. When a participant disposes of the shares acquired under an ISO Option, the difference between the option price and the selling price will be treated as long-term capital gain (or loss) if the shares are held for the requisite period of time. Under these constraints, shares may not be disposed of within two years from the date of the grant, or within one year after the shares are received in exercise of the Option. The holding periods are not applicable in the event of death of the shareholder. If shares acquired pursuant to an ISO Option under the Plan are disposed of prior to the end of these periods, generally the amount received which exceeds the price paid for the stock will be ordinary income to the optionee, and there will be a corresponding deduction to the Company for federal income tax purposes.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

                                TELECONNECT INC.
                        20,000,000 SHARES OF COMMON STOCK

      This Prospectus relates to 20,000,000 shares of Common Stock, par value $.001 ("Shares" or "Common Stock"), of Teleconnect Inc. (the "Company", "we", "us" or "our") being offered for the account of certain of the Company's executive officers and directors (each a "Selling Stockholder" and collectively, the "Selling Stockholders"). The Shares have been or will be issued by the Company to Selling Stockholders issued to them under the Company's 2006 Stock Incentive Plan (the "Plan"). The Selling Stockholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. The Company will not receive any proceeds from sales of Shares by the Selling Stockholders.

      Our Common Stock is traded in the over-the-counter market and quoted on the NASD Electronic Bulletin Board under the symbol "TLCO". On July 26, 2006, the last reported closing bid price for our Common Stock on the OTC Bulletin Board, was $0.09 per share. See "Risk Factors" section of this Prospectus for a description of risks that should be considered by purchasers of our Shares.

      No person has been authorized by us to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the deliver of this Prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this Prospectus is July 27, 2006

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

      (a) The Company's Form SB-2 Registration Statement filed by the Company (SEC File No. 333-93583) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on September 1, 1998; and

      (b) The Form 10-KSB annual report of the Company for its fiscal year ended September 30, 2005, and the Form 10-QSB quarterly reports of the Company filed during fiscal 2005 and 2006, and all reports to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act thereafter.

      All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement and the Prospectus.

      All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

              Gustavo Gomez, Chief Executive Officer and President
                                TELECONNECT INC.
         Parque Tecnologico de Andalucia, Edif. Estepona Business Park 2
        C/ Severo Ochoa, No. 16-20, 1a, Campanillas, Malaga 28590, Spain

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company is a Florida corporation. Section 607.0850 of the Florida Business Corporation Act ("FBCA") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

      Article X of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the FBCA.

      At the present time, the Company does not have any officer-director liability insurance although permitted by Section 78.752 of the FBCA, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a)   The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information (or the most recent post-effective amendment thereof) in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (ss.239.13 of this chapter) or Form S-8 (ss.239.16b of this chapter) or Form F-3 (ss.239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
            Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
            (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Spain, on July 27, 2006.

                                      TELECONNECT INC.

                                      By: /s/ Gustavo Gomez
                                          --------------------------------------
                                          Gustavo Gomez, Chief Executive Officer
                                          and President

                                TELECONNECT INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.    DESCRIPTION
-----------    -----------

5.1            Opinion of Stephen A. Zrenda, Jr., P.C.

10             2006 Stock Option, SAR and Stock Bonus Plan

23.1           Consent of Stephen A. Zrenda, Jr., P.C.